EXHIBIT 99.1

OMINQ Secures Over $1 Million in New Purchase Orders from Prominent Bioscience Company

  Follows a $2.5 Million Purchase Order from a Major Retail Chain: Reinforcing OMNIQ’s role in transforming retail operations with innovative AI-driven solutions.
  20-Year Partnership Milestone: These orders underscore the continuation of a two-decade-long relationship with a key bioscience customer.
  Strategic Collaborations with Ingenico and SHVA: This announcement builds on recent agreements with new partners, enhancing OMNIQ’s global footprint and technological offerings.

SALT LAKE CITY, Sept. 11, 2024 (GLOBE NEWSWIRE) -- OMNIQ Corp. (OTCQB: OMQS) (“OMNIQ” or “the Company”), a leading provider of AI-based technology solutions, today announced the receipt of new purchase orders totaling over $1 million from a long-term bioscience customer with whom it has maintained a strategic partnership for over two decades. These orders represent the latest phase in the customer’s technological refresh, including the replacement of legacy equipment and the introduction of cutting-edge scanning technology.

This development underscores OMNIQ’s continuing commitment to providing innovative solutions tailored to the evolving needs of its clients in the bioscience sector. The recent purchase includes the deployment of advanced scanners designed to enhance operational efficiency and accuracy, aligning with the customer's focus on staying at the forefront of bioscience innovation. In addition to refreshing equipment, the customer has seen notable growth, requiring them to purchase additional units.

Shai Lustgarten, CEO of OMNIQ, commented, “We are honored by the continued trust and confidence placed in us by our long-standing partner. This significant purchase order highlights the strength of our 20-year relationship and our commitment to delivering state-of-the-art technologies that support the critical work of the bioscience industry. As our partner embarks on a new phase of innovation, we are proud to contribute to their success with advanced scanning solutions.”

OMNIQ’s AI-driven products and solutions have a proven track record in optimizing operational processes across a variety of industries, including healthcare, logistics, and bioscience. The newly introduced equipment will provide the bioscience company with enhanced data capture capabilities, greater accuracy, and increased processing speeds—critical factors in maintaining high performance and regulatory compliance in the bioscience sector.

About OMNIQ

OMNIQ Corp. (OTCQB: OMQS) provides computerized and machine vision image processing solutions that use patented and proprietary AI technology to deliver real time object identification, tracking, surveillance, and monitoring for the Supply Chain Management, Public Safety, and Traffic Management applications. The technology and services provided by the Company help clients move people, objects, and manage big data safely and securely through airports, warehouses, schools, and national borders and in many other applications and environments.

OMNIQ’s customers include government agencies and leading Fortune 500 companies from several sectors, including manufacturing, retail, distribution, food and beverage, transportation and logistics, healthcare, and oil, gas, and chemicals. Since 2014, annual revenues have more than doubled, reaching $81 million in 2023, from clients in more than forty countries.

The Company currently addresses several billion-dollar markets with double-digit growth, including the Global Smart City & Public Safety markets.

For more information visit www.omniq.com

Forward-Looking Statements

“Safe Harbor” Statement under the Private Securities Litigation Reform Act of 1995. Statements in this press release relating to plans, strategies, economic performance and trends, projections of results of specific activities or investments, and other statements that are not descriptions of historical facts may be forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934.

This release contains “forward-looking statements” that include information relating to future events and future financial and operating performance. The words “anticipate,” “may,” “would,” “will,” “expect,” “estimate,” “can,” “believe,” “potential” and similar expressions and variations thereof are intended to identify forward-looking statements. Forward-looking statements should not be read as a guarantee of future performance or results and will not necessarily be accurate indications of the times at, or by, which that performance or those results will be achieved. Forward-looking statements are based on information available at the time they are made and/or management’s good faith belief as of that time with respect to future events and are subject to risks and uncertainties that could cause actual performance or results to differ materially from those expressed in or suggested by the forward-looking statements.

Examples of forward-looking statements include, among others, statements made in this press release regarding the closing of the private placement and the use of proceeds received in the private placement. Important factors that could cause these differences include, but are not limited to: fluctuations in demand for the Company’s products particularly during the current health crisis, the introduction of new products, the Company’s ability to maintain customer and strategic business relationships, the impact of competitive products and pricing, growth in targeted markets, the adequacy of the Company’s liquidity and financial strength to support its growth, the Company’s ability to manage credit and debt structures from vendors, debt holders and secured lenders, the Company’s ability to successfully integrate its acquisitions, and other information that may be detailed from time-to-time in OMNIQ Corp.’s filings with the United States Securities and Exchange Commission. Examples of such forward-looking statements in this release include, among others, statements regarding revenue growth, driving sales, operational and financial initiatives, cost reduction and profitability, and simplification of operations. For a more detailed description of the risk factors and uncertainties affecting OMNIQ Corp., please refer to the Company’s recent Securities and Exchange Commission filings, which are available at SEC.gov. OMNIQ Corp. undertakes no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events, or otherwise, unless otherwise required by law.

Contact IR@omniq.com

A photo accompanying this announcement is available at https://www.globenewswire.com/NewsRoom/AttachmentNg/9b131c3c-c08a-4653-896f-98968027cd75